[Letterhead of Daniel G. Matthews & Associates, Inc.]




      Consent of Daniel G. Matthews & Associates, Inc. Independent Auditors



We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Four Oaks Fincorp, Inc. Employee Stock Purchase and Bonus Plan and Nonqualified Stock Option Plan of our report dated
February 20, 1996, with respect to the consolidated financial statements of Four Oaks Bank & Trust Company incorporated by reference in its Annual Report
(Form F-2) for the year ended December 31, 1996 filed with the Federal Deposit Insurance Corporation.

                                      /s/Daniel G. Matthews & Associates, Inc.
                                      ----------------------------------------

                                      Daniel G. Matthews & Associates, Inc.




Raleigh, North Carolina
July 1, 1997